Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts

Nuveen Managed Accounts Portfolios Trust
333-140967
811-22023


We hereby incorporate by reference the new Investment
Management Agreement filed as an Exhibit to the Registration
 Statement in the SEC filing on November 28, 2007, under Conformed Submission Type 485BPOS as Exhibit 99.D.2, accession number 0000950137-07- 255061.